Exhibit 99(a)




















                    CONNECTICUT NATIONAL LIFE INSURANCE COMPANY

                     Financial Statements for the Years Ended
                          December 31, 1994 and 1993 and
                           Independent Auditors  Report








































                           Independent Auditors' Report







  Board of Directors
  Connecticut National Life Insurance Company



  We have audited the accompanying balance sheets of Connecticut National Life Insurance Company as of December 31, 1994 and 1993, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Connecticut National Life Insurance Company at December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

  As described in Note 2 to the financial statements, on January 1, 1994 the Company adopted a new accounting standard for investments. As described in Notes 1 and 12, on January 31, 1995, the Company was sold to Pioneer Financial Services, Inc.





  DELOITTE & TOUCHE LLP
  Hartford, Connecticut
  February 8, 1995


















                    Connecticut National Life Insurance Company

                                  Balance Sheets

                                  (In Thousands)

                                                        December 31
                                                     -----------------
                                                      1994         1993
                                                      ----         ----
  Assets
  Investments (Note 3):
   Investment securities held to maturity,
    at amortized cost (fair value $168,342)        $     -       $158,124
   Available for sale - at fair value
    (Amortized cost $218,048)                      211,033              -
   Mortgage loans                                    7,983         18,222
   Real Estate                                       1,900          2,284
   Policy loans (Note 6)                            53,159         18,951
                                                   --------      --------
  Total investments                                274,075        197,581

  Cash and equivalents                              16,371          5,925
  Premiums and other receivables                     2,069          2,145
  Reinsurance receivables (Note 6)                  87,099        160,154
  Accrued investment income                          4,366          2,183
  Deferred policy acquisition costs                 16,015         14,489
  Other                                                469             86
                                                  --------       --------
                                                  $400,464       $382,563
                                                  ========       ========

  Liabilities and Stockholder's Equity
  Future policy benefits (Note 6)                 $351,848       $349,432
  Unearned income
   and other policy liabilities (Note 6)            23,639          8,324
  Policy and contract claims                         1,291          4,376
  Amounts due to reinsurers                          2,904          2,835
  General expenses and other liabilities             1,966          1,638
                                                  --------       --------

  Total liabilities                                381,648        366,605

  Commitments and contingencies (Note 9)                 -              -

  Redeemable preferred stock, par value $5,
   65,500 shares authorized, none issued (Note 7)        -              -

  Stockholder's equity (Note 8):
   Common stock, par value $8.40, 300,000 shares
    authorized, issued and outstanding               2,520          2,520
   Additional paid-in capital                       72,407         72,407
   Unrealized loss of $7,015 on available for sale
    securities, net of unrealized loss of $7,201
    guaranteed by reinsurers (Note 3)                  186              -
   Accumulated deficit                             (56,297)       (58,969)
                                                  --------       --------
  Total stockholder's equity                        18,816         15,958
                                                  --------       --------
                                                  $400,464       $382,563
                                                  ========       ========

                        See notes to financial statements.



                    Connecticut National Life Insurance Company

                               Statements of Income

                     (In Thousands, Except Per Share Amounts)


                                                    Years Ended December 31
                                                    ----------------------
                                                       1994        1993
                                                       ----        ----

  Revenues:
  Premiums and policyholder fees earned (Note 6)    $ 20,423     $ 20,570
  Investment income (Note 3)                          15,197       16,427
  Realized investment gains (Note 3)                      68        1,170
                                                    --------     -------
                                                      35,688       38,167
  Benefits and Expenses:
  Life and annuity benefits (Note 6)                  10,877       12,892
  Interest credited to contractholders                 9,956       11,426
  Insurance and general expenses (Note 11)             8,503       10,358
  Amortization of deferred policy acquisition
   costs                                               3,080        1,827
                                                    --------     -------
                                                      32,416       36,503
                                                    --------     -------

  Income before income taxes (benefit)                 3,272        1,664

  Income taxes (benefit) (Note 5)                        600         (10)
                                                    --------     -------

  Net income before preferred dividends                2,672        1,674

  Preferred dividends                                      -          707
                                                    --------     -------

  Net income available for common stockholder       $  2,672     $    967
                                                    ========     =======


  Net income per common share                       $   8.91     $   3.22
                                                    ========     =======


  Average common shares outstanding                  300,000      300,000
                                                    ========     =======













                        See notes to financial statements.




                    Connecticut National Life Insurance Company

                        Statements of Stockholder's Equity

                                  (In Thousands)


                                              Unrealized
                                                 Gain
                                               (Loss) on                 Total
                                 Additional    Available                Stock-
                         Common    Paid-In     for Sale   Accumulated  holder's
                          Stock    Capital    Securities    Deficit     Equity
                         ------  ----------   ----------  ----------   --------

  Balance at
    January 1, 1993     $ 2,520  $  72,407    $       -   $ (59,936)   $14,991


  Net income                  -          -            -       1,674      1,674

  Cash dividends declared -
    Preferred Stock
    ($10.47 per share)        -          -            -        (707)      (707)
                        -------  ---------    ---------   ---------    -------


  Balance at
    December 31, 1993     2,520     72,407            -     (58,969)    15,958


  Cumulative effect of
    adoption of
    accounting standard
     for investments as
    of January 1, 1994
    (Note 2)                  -          -       10,218           -     10,218


  Net income                  -          -            -       2,672      2,672

  Change in unrealized
    appreciation
    (depreciation)
    during the period         -          -      (10,032)           -   (10,032)
                        -------  ---------    ---------   ---------    -------


  Balance at
    December 31, 1994   $ 2,520  $  72,407    $     186   $ (56,297)   $18,816
                        =======  =========    =========   =========    =======





                                 See notes to financial statements.









                    Connecticut National Life Insurance Company

                             Statements of Cash Flows

                                  (In Thousands)


                                                  Years Ended December 31
                                                ---------------------------
                                                    1994          1993
                                                    ----          ----

  Operating activities:
  Net income                                      $ 2,672       $ 1,674
  Adjustments to reconcile net income to
   net cash provided by operating activities:
   Increase in premiums receivable                    (76)         (173)
   Increase (decrease) in policy liabilities         (354)        5,344
   Deferral of policy acquisition costs            (4,606)       (4,370)
   Amortization of deferred policy
     acquisition costs                              3,080         1,827
   Change in other assets and liabilities            (393)         (392)
   Amortization and accretion                          90           130
   Realized investment gains                          (68)       (1,170)
                                                  -------      --------
  Net cash provided by operating activities           345         2,870

  Investing activities:
  Purchases of investments                        (28,813)      (42,217)
  Sales of investments                              4,541        41,171
  Maturities of investments                        34,959        33,991
  Net cash transferred to reinsurer (Note 6)            -       (36,181)
  Proceeds from repayment of policy loans           7,777         7,209
  Policy loans issued                              (8,363)       (8,452)
                                                  -------      --------

  Net cash provided by (used in) investing
     activities                                    10,101        (4,479)

  Financing activities:
  Dividends paid on preferred stock                     -        (2,656)
  Call of preferred stock                               -        (6,750)
                                                  -------      --------

  Net cash used in financing activities                 -        (9,406)
                                                  -------      --------

  Increase (decrease) in cash and equivalents      10,446       (11,015)

  Cash and equivalents at beginning of year         5,925        16,940
                                                  -------      --------

  Cash and equivalents at end of year             $16,371       $ 5,925
                                                  =======       ========








                        See notes to financial statements.



                    Connecticut National Life Insurance Company

                           Notes to Financial Statements

                      Years Ended December 31, 1994 and 1993


  1.  The Company

  At December 31, 1994, Connecticut National Life Insurance Company (the Company or CNL) was a wholly-owned subsidiary of GRENEL Financial Corporation
  (GFC). The Empire Life Insurance Company (Empire) owned 51% of the outstanding common stock of GFC and Guardian Royal Exchange, plc, a UK corporation, owned the remaining 49% of the common stock. Effective April, 1993, the Company changed its state of domicile from New Jersey to Connecticut.

  On November 21, 1994, GFC entered into a definitive agreement for the sale of all of CNL's outstanding common shares to a wholly-owned subsidiary of Pioneer Financial Services, Inc. (PFS). On December 27, 1994, GFC and CNL entered into an indemnification agreement with PFS and Manhattan National Life Insurance Company (a wholly-owned subsidiary of PFS) whereby CNL and GFC are indemnified for any losses and expenses related to reinsurance agreements with Lincoln National and Hannover (see Note 6). As discussed in Note 12, the closing of the sale was completed on January 31, 1995 with the approval of the Department of Insurance of the State of Connecticut. The Company's financial statements reflect the historical accounts of the Company without regard to this sale.

  2.  Accounting Policies

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles (GAAP).

  Investments

  Effective January 1, 1994 the Company adopted Financial Accounting Standards Board FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under this standard, fixed maturity securities that CNL has both the positive intent and ability to hold to maturity are carried at amortized cost. Fixed maturities that CNL does not have the positive intent and ability to hold to maturity are classified as available for sale and carried at fair value. Unrealized holding gains and losses on securities classified as available for sale are included as a separate component of stockholder's equity, net of guarantee by reinsurers. Prior to January 1, 1994 fixed maturity securities were carried at amortized cost.

  The amortized cost of fixed maturities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. Realized gains and losses on the sale of investments are determined on the specific identification basis.

  Mortgage loans on real estate are first liens and are generally carried at the aggregate of unpaid principal balances. Real estate held for sale is carried at the lower of aggregate cost or estimated market value. Realized losses recorded for impairment established a new cost basis in the asset.

  Policy loans are stated at the aggregate of unpaid loan balances which are not in excess of cash surrender values of the related policies.

  Cash and Equivalents





  Cash includes cash on hand and short-term investments with original maturities of less than three months at the time of purchase.

  Revenues

  Revenues for interest-sensitive life insurance and annuities consist of charges assessed against policy account values. For life and accident and health insurance, premiums are recognized as revenue when due.

  Future Policy Benefits

  The liabilities for future policy benefits related to interest-sensitive life and annuity insurance policies are calculated based on accumulated fund values. As of December 31, 1994, interest credited during the contract accumulation period ranged from 5% to 6.5%. Investment spreads and mortality gains are recognized as profits when realized, based on the difference between actual experience and amounts credited or charged to policies.

  The liabilities for future policy benefits on other life and accident and health insurance policies have been computed by a net level method based on estimated future investment yield, mortality or morbidity, and withdrawals, including provisions for adverse deviation. Interest rate assumptions range from 7% to 8% depending on the year of issue. The provisions for future policy benefits and the deferral and amortization of policy acquisition costs are intended to result in benefits and expenses being associated with premiums proportionately over the policy periods.

  Deferred Policy Acquisition Costs

  Costs that vary with, and are primarily related to, the production of new business are deferred. For annuities and interest-sensitive life insurance policies, deferred costs are amortized generally in proportion to expected gross profits arising from the difference between investment and mortality experience and amounts credited or charged to policies. That amortization is adjusted retrospectively when estimates of current or future gross profit (including the impact of realized investment gains and losses) to be realized from a group of products are revised. For other life and accident and health policies, costs are amortized over the premium-paying period of the policies, using the same mortality or morbidity, interest, and withdrawal assumptions that are used in calculating the liabilities for future policy benefits.

  Reinsurance

  In the normal course of its business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts. The Company generally retains a maximum of $100,000 of coverage on an individual life.

  All assets and liabilities related to reinsured insurance contracts are reported on a gross basis. In addition, reinsurance premiums, commissions, expense reimbursements, and receivables related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums reinsured to other companies have been reported as reductions of premium revenues. Amounts recoverable for reinsurance related to future policy benefits, unearned premium reserves, and claim liabilities have been reported as reinsurance receivables; expense allowances received in connection with reinsurance have been accounted for as a reduction of the related deferred policy acquisition costs and are deferred and amortized accordingly.

  General Insurance Expenses



  General insurance expenses represent fees charged by GFC under an agreement, whereby GFC provides marketing and management services to the Company. These fees are equal to the actual expenses incurred by GFC (See Note 11).

  Income Taxes

  Income taxes are based on income or loss reported for financial statement purposes and tax laws and rates in effect for the years presented. Deferred income taxes have been provided using the liability method. Under this method, deferred tax assets and liabilities are determined based on the differences between their financial reporting and their tax bases and are measured using enacted tax rates (see Note 5).

  Depreciation

  The Company leases furniture and equipment from GFC. GFC's furniture and equipment are recorded at cost and are depreciated using principally the straight-line method over the expected lives of generally five to seven years and charged to CNL under the marketing and management services agreement (See
  Note 11).

  Net Income Per Common Share

  Net income per share of common stock is determined by dividing net income, less dividends on preferred stock, by the weighted-average number of shares of common stock outstanding. The Company has not issued options, warrants, convertible securities or other dilutive instruments.

  Fair Values of Financial Instruments

  The following methods and assumptions were used by CNL in estimating the fair values of its financial instruments:

  Cash, short-term investments, and accrued investment income: The carrying amounts reported for these instruments approximate their fair values.

  Investment securities: Fair values for fixed maturity securities (including redeemable preferred stocks) are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services.

  Mortgage loans and policy loans: The carrying amount of CNL's mortgage loan and policy loan portfolio approximates their fair values, which are estimated using interest rates currently being offered for similar loans to borrowers with similar credit ratings.

  3. Investments

  Realized investment gains (losses), including provisions for losses on investments held and unrealized appreciation (depreciation) on fixed maturities available for sale, after giving effect to amounts guaranteed by reinsurers (Note 6), for the years ended December 31, 1994 and 1993 are summarized as follows:

                         Fixed        Real
                      Maturities     Estate           Total
                      ----------    -------          ------
                                 (In Thousands)

  1994
  ----
  Realized              $    452     $(384)         $     68
  Unrealized             (10,032)        -           (10,032)



                        --------     -----          --------
                        $ (9,580)    $(384)         $ (9,964)
                        ========     =====          ========
  1993
  ----
  Realized              $  1,320     $(150)         $  1,170
  Unrealized               2,602         -             2,602
                        --------     -----          --------
                        $  3,922     $(150)         $  3,772
                        ========     =====          ========

  Fixed maturities are considered available for sale at December 31, 1994 and are carried at market. At December 31, 1993, fixed maturities are carried at amortized cost.

  Proceeds from sales of investment securities were approximately $5 million and $91 million in 1994 and 1993, respectively. The Company realized gross gains of $569,000 and $1,543,000 and gross losses of $117,000 and $223,000 on those sales in 1994 and 1993, respectively. In addition, the Company recorded impairment losses on real estate of $384,000 in 1994 and $150,000 in 1993.

  Investments by category are as follows:

                               Amortized  Unrealized  Unrealized     Fair
                                 Cost        Gains      Losses       Value
                               ---------  ----------  ----------     -----
                                            (In Thousands)

  Available for sale
   at December 31, 1994:

  U.S. Treasury                 $27,987    $   228    $   (939)    $ 27,276
  Foreign governments            13,684          -      (1,229)      12,455
  Corporate securities          132,679        783      (5,899)     127,563
  Mortgage-backed securities     43,698        508        (467)      43,739
                                --------   --------   --------     --------
                                218,048      1,519      (8,534)     211,033

  Unrealized loss guaranteed by
   reinsurer (Note 6)                 -       (930)      8,131        7,201
                                --------   -------    --------     --------
                                $218,048   $   589    $   (403)    $218,234
                                ========   =======    ========     ========

  Held to maturity
   at December 31, 1993:

  U.S. Treasury                 $16,167    $   973    $      -     $ 17,140
  Foreign governments            10,140        252           -       10,392
  Corporate Securities           86,856      6,031        (444)      92,443
  Mortgage-backed securities     44,961      3,406           -       48,367
                                -------    -------    --------     --------
                               $158,124    $10,662    $   (444)    $168,342
                                =======    =======    ========     ========

  As discussed in Note 6, during 1994 and 1993 the Company entered into reinsurance arrangements with the Lincoln National Life Insurance Company and the Reassurance Company of Hannover and amended a reinsurance arrangement with the Lincoln National Reassurance Company. Under the terms of the related trust agreements, certain of the Company's fixed maturity and cash equivalents have been guaranteed by reinsurers as to principle value. The following summarizes the Company's bond and short-term investment holdings under such arrangements at December 31, 1994 (in millions):

                                             Amortized Cost      Fair Value
                                             --------------      ----------

  Reassurance Company of Hannover                 $ 138.4          $ 131.2
  Lincoln National Life Insurance Company            60.4             60.4
                                                  -------          -------

   Total amount guaranteed by reinsurers
    as to principle value                         $ 198.8          $ 191.6
                                                  =======          =======

  The amortized cost and fair value of available for sale fixed maturities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

                                                Amortized           Fair
                                                  Cost              Value
                                                ---------           -----
                                                      (In Thousands)

     Due in 1995                                $   2,145         $   2,153
     Due 1996-1999                                 42,065            41,737
     Due 2000-2004                                 52,343            50,728
     Due after 2004                                77,798            72,676
     Mortgage-backed securities                    43,697            43,739
                                                ---------         ---------
                                                $ 218,048         $ 211,033
                                                =========         =========

  Major categories of investment income are summarized as follows:

                                                    Years Ended
                                                    December 31
                                                -------------------
                                                  1994      1993
                                                  ----      ----
                                                  (In Thousands)

     Fixed maturities                          $ 12,291     $12,870
     Interest on policy loans                     1,382       1,382
     Mortgages                                    1,091       2,075
     Short-term investments                         512         249
     Real estate income, net                         94          81
                                               --------     --------
     Total investment income                     15,370      16,657
     Investment expenses                           (173)       (230)
                                               --------     --------
                                               $ 15,197     $16,427
                                               ========     ========

  At December 31, 1994 and 1993, securities with a carrying value of $3,792,000 and $5,546,000, respectively were on deposit with various government authorities to meet regulatory requirements.

  The Company's current investment strategy is to purchase only securities which are rated "BAA" or better by nationally recognized rating agencies. The Company invests primarily in publicly traded bonds and limits the total investment in any one nongovernment issuer. At December 31, 1994, bond investments, at amortized cost, in Bank of Nova Scotia of $8.1 million, Ford



  Motor Company of $7.0 million and Hydro Quebec of $6.8 million represented the largest holdings of any one issuer. At December 31, 1993, bond investments, at amortized cost, in Hydro Quebec of $6.8 million, Bank of Nova Scotia of $6.5 million and Ford Motor Company of $5.2 million represented the largest holdings of any one issuer. No other issuer represented more than 3.2% and 3.3% of the securities portfolio at December 31, 1994 and 1993, respectively.

  The Company's mortgage loan portfolio consists of loans on commercial properties geographically distributed throughout the United States. The concentrations of such holdings by state are:

                                               December 31
                                           -------------------
                                             1994      1993
                                             ----      ----
                                              (In Thousands)

     State
     -----
     Ohio                                   $2,180    $ 3,682
     Kansas                                  1,950      1,983
     Texas                                   1,579      1,636
     New York                                1,449      3,204
     Michigan                                    -      2,043
     Other                                     825      5,674
                                            -------   --------
                                            $7,983    $18,222
                                            =======   ========

  4.   Credit Arrangements

  During 1993, the Company established with an institution a $2.5 million credit facility, including a committed line of $1 million and a stand-by facility of $1.5 million. The credit lines, which expired in October 1994, called for interest at the institution's prime rate. The Company did not utilize the credit arrangements.

  5. Income Taxes

  For the years ended December 31, 1994 and 1993, the Company is in a net operating loss (NOL) carryforward position for federal income tax purposes. In 1994, the Company incurred alternative minimum federal and state income taxes of $600,000. In 1993 the Company recovered previously incurred taxes of $10,000. Tax loss carryforwards at December 31, 1994 amount to approximately $24.1 million with expirations of $6.7 million in 2003, $11.2 million in 2004, $4.4 million in 2005, and $1.8 million in 2008. In addition, the Company has alternative minimum tax credit carryforwards of $444,000.

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of CNL's deferred tax liabilities and assets are as follows:

                                                      December 31
                                                      -----------
                                                    1994        1993
                                                    ----        ----
                                                    (In Thousands)

     Deferred tax liabilities:
     Deferred policy acquisition costs           $  3,553    $   5,170
     Other                                            860          266



                                                ---------    ---------
     Total deferred tax liabilities                 4,413        5,436

     Deferred tax assets:
     Policy liabilities                             9,971        6,170
     Operating loss carryover                       8,533       15,601
     Other                                          1,660          896
                                                ---------    ---------
     Total deferred tax assets                     20,164       22,667
     Valuation allowance for deferred tax assets  (15,751)     (17,231)
                                                ---------    ---------

     Net deferred taxes                          $      -    $       -
                                                =========    =========

  The nature of CNL's deferred tax assets and liabilities are such that CNL establishes a valuation allowance for the deferred tax asset which management believes may not be realized. The valuation allowance decreased by $1,480,000 and $789,000 in the years ended December 31, 1994 and 1993, respectively.

  CNL federal income taxes computed at the effective federal rate varied from the federal income taxes computed at the statutory tax rate as follows:

                                                    December 31
                                                    -----------
                                                  1994      1993
                                                  ----      ----
                                                 Amount    Amount
                                                 ------    ------
                                                  (In Thousands)
     Statutory federal income tax rate
      applied to income before income taxes      $1,070     $ 452

     Reinsurance                                  7,072      (334)
     Utilization of operating loss carryovers    (6,933)        -
     Alternative minimum taxes                      400         -
     State income taxes                             200         -
     Change in valuation allowance               (1,480)     (789)
     Policy liabilities and other                   271       661
                                                 ------     ------
     Income taxes (benefit)                      $  600     $ (10)
                                                 ======     ======

  The Company was not required to make tax payments during 1994 and received refunds of $10,000 for 1993.

  6.   Reinsurance

  The Company follows an accepted industry practice of reinsuring certain portions of insurance risks with other insurance companies. The Company remains primarily liable as the direct insurer on all risks reinsured. The Company has a normal retention of $100,000 per life. In addition, the Company has entered into various nonrecurring reinsurance arrangements covering aggregate exposure on blocks of business which are described below. A reconciliation of direct to net premiums follows:

                                                       December 31
                                                       -----------
                                                    1994       1993
                                                    ----       ----
                                                     (In Thousands)
     Direct premiums and amounts assessed against



       policyholders                             $  32,108   $  32,234
     Ceded premiums                                (13,356)    (12,750)
     Assumed premiums                                1,671       1,086
                                                 ---------   ---------

     Net premiums                                $  20,423   $  20,570
                                                 =========   =========

  Lincoln National

  The Company's reinsurance arrangements with the Lincoln National Life Insurance Company and its affiliate, the Lincoln National Reassurance Company covers the Company's single-premium-whole-life (SPWL) policies. These agreements allowed the Company to terminate a previously existing arrangement with its parent company, Empire, cede the related risks outside of the corporate group and strengthen certain financial ratios. The following describes the financial reporting of these transactions:

  Effective January 1, 1993 the Company recaptured certain policies that were 100% coinsured with Empire Life. Included under the recapture policies were $210 million of insurance in-force, investments and cash of $118 million and an equal amount of future policy benefits. The Company concurrently entered into a 100% quota share reinsurance agreement with Lincoln National Reassurance Company, Fort Wayne, Indiana (LNRC), ceding the recaptured policies, and $2.7 million of policy loans and policy benefit reserves relating to this block of business previously retained by the Company. In connection with the LNRC reinsurance agreement, insurance in-force of $238 million, reserves of $145 million and assets of $141 million were ceded. A ceding commission of $3.4 million, net of recapture expenses, was received by the Company. Included in unearned income is $2.7 million and $3.0 million at December 31, 1994 and 1993, respectively related to the unamortized balance of the ceding allowance. Income from the net ceding commission has been deferred and will be recognized as earnings as expected profits emerge from the underlying policies. Included in amounts assessed against policyholders was amortization of the unearned income balance of $375,000 and $360,000 in the years ended December 31, 1994 and 1993, respectively.

  Effective December 1, 1994, through a series of agreements with LNRC and Lincoln National Life Insurance Company (LNLIC), an affiliate of LNRC, the Company recaptured $96.1 million of assets and related future policy benefits that were coinsured with LNRC. The recapture was effected through an amendment of a prior agreement with LNRC. Concurrently, the Company entered into a modified coinsurance agreement with LNLIC, ceding approximately $60 million of the recaptured business. Under this modified coinsurance agreement the Company retains the assets and liabilities, but not the related risk associated with the business. The portion of the recaptured business that is not subject to the modified coinsurance agreement with LNLIC is equal to policy loans and an equal amount of policy benefit reserves under the agreements with LNRC and LNLIC. The Company cessions will directly vary with the amount of policy loans on these policies. The Company will have the policy loans and an equal amount of reserves and at all times LNRC agrees to indemnify and hold harmless CNL and GFC for any payments arising out of these December 1, 1994 agreements.

  At December 31, 1994 and 1993, insurance in-force of $221 and $267 million, respectively, and future policy benefits of approximately $114 million and $147 million, respectively, were ceded to LNLIC and LNRC. Included in the Company's reinsurance recoverable balances were reinsured policyholder benefit reserves of $52 million and $147 million at December 31, 1994 and 1993, respectively.

  Empire Life




  Effective January 1, 1993 the Company entered into a reinsurance agreement with Empire, ceding its net retained mortality risk, which is up to $100,000 per life for most lives. The SPWL policies are not covered under this agreement. Amounts paid to Empire are set at 115% of the Company's expected net mortality level based on 1990 to 1992 experience and can be adjusted after five years from the effective date based upon actual experience during the preceding five years. Annually, up to 83% of the excess of reinsurance considerations paid over those received are offset against cumulative losses (as defined), if any, or refunded to the Company. Cumulative losses are maintained in an experience refund account and accumulate interest at 8%.
  The Company may terminate the arrangement by settling the experience refund account. At December 31, 1994 and 1993 the ceded net mortality risk was approximately $1.3 billion. Because a limited level of risk has transferred to Empire, the agreement is reported as a deposit-type arrangement under FASB Statement No. 113, Accounting for Reinsurance Contracts, which requires the excess of reinsurance considerations received over those paid to be reflected as an obligation to reinsurers. Accordingly, included in amounts due to reinsurers were $357,000 and $935,000 at December 31, 1994 and 1993, respectively.

  Hannover

  Effective December 31, 1994, the Company entered into a coinsurance/modified coinsurance arrangement with the Reassurance Company of Hannover (RCH), ceding 90% of all its retained business. The RCH contract will not cover new business written after December 31, 1994. The Company received an initial ceding allowance of $15 million which has been included in an experience refund account and accumulates interest. The experience refund account will be reduced by profits, as defined, from the reinsured business. Thereafter, the Company will share profits on the reinsured policies on a 50-50 basis with RCH. The Company is indemnified for losses on the business reinsured. Results on the Empire mortality arrangement will be included in the calculation of profit or loss on the RCH contract. The initial ceding allowance is deferred and included in unearned income at December 31, 1994.

  7.   Redeemable Preferred Stock

  Redeemable non voting preferred stock was issued to a former shareholder, The New England Mutual Life Insurance Company. On December 29, 1993, the Company called the 67,500 outstanding shares for redemption for a total call price of $6,750,000. Accrued dividends, which were cumulative at the rate of $10.50 per share per annum, were paid in full.

  8.   Stockholder's Equity

  The Company has a minimum statutory capital and surplus requirement determined by the State of Connecticut Insurance Department of $1,000,000 of capital and $2,000,000 of contributed and unassigned surplus. At December 31, 1994, the Company has $2,520,000 of capital and $22,352,000 of contributed and unassigned statutory surplus. Dividends from CNL are limited to the lesser of the prior year statutory-basis net gain from operations or 10% of statutory-basis surplus. Currently, no dividends can be paid without regulatory approval.

  The NAIC implemented requirements for the calculation of risk-based capital
  (RBC) by life insurance companies. RBC reflects an assessment of the adequacy of a company's capital and surplus level in relation to the risk characteristics of its investment holdings, insurance contracts, interest rate sensitivity and premium volume. State insurance departments are required to take certain enforcement actions when a company's RBC falls below defined levels. At December 31, 1994 and 1993 the Company's RBC levels were well in excess of all applicable regulatory requirements.




  9.   Commitments and Contingencies

  CNL and its subsidiaries are named as defendants in various legal actions, some claiming significant damages, arising primarily from claims under insurance policies, disputes with agents, and other matters. CNL's management and its legal counsel are of the opinion that the disposition of these actions will not have a material adverse effect on CNL' s financial position.

  The number of insurance companies that are under regulatory supervision is expected to result in the continuation of assessments by state guarantee funds to cover losses to policyholders of insolvent or rehabilitated companies. Mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. During the years ended 1994 and 1993 the Company was assessed guarantee fund amounts of $309,000 and $317,000, respectively.

  10.   Benefit Plans

  CNL has maintained a defined benefit pension plan (the Plan) for employees. The Plan is noncontributory and benefits are based upon an employee's years of service and final average pay. Vesting occurs after 5 years of service. The Company's funding policy for the Plan is to contribute, at a minimum, the equivalent of the amount required under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code.

  Reconciliation of the funded status of the Plan follows:

                                                            December 31
                                                            ----------
                                                        1994           1993
                                                        ----           ----
                                                          (In Thousands)

    Vested benefit obligation                        $ (3,753)      $ (3,838)
    Accumulated benefit obligation                     (3,787)        (3,862)

    Projected benefit obligation                     $ (4,130)      $ (4,094)
    Plan assets at fair value                           3,007          3,494
                                                     --------       --------
    Projected benefit obligation in excess of assets   (1,123)          (600)
    Unrecognized net loss from actuarial experience     1,332            980
    Unrecognized prior service                           (413)          (455)
                                                     --------       --------
    Accrued pension expense                          $   (204)      $    (75)
                                                     ========       ========

  Components of pension expense are:

                                                            December 31
                                                            -----------
                                                        1994           1993
                                                        ----           ----
                                                          (In Thousands)

    Service cost                                     $    112       $     84
    Interest cost                                         315            309
    Actual return on assets                              (297)          (195)
    Net amortization and deferral:
      Unrecognized prior service cost                     (43)           (42)
      Unrecognized loss                                    40              -
      Net asset loss deferred                               -           (119)
                                                     --------       --------
    Net pension expense                              $    127       $     37



                                                     ========       ========

  The expected long-term rate of return on plan assets was 8.5% for 1994 and 1993. The discount rate and rate of increase in future compensation levels used in determining the projected benefit obligation for 1994 and 1993 were 7.5% and 4.5%, respectively. Plan assets are held primarily in various separate accounts and the general account of The New England Mutual Life Insurance Company. These accounts invest in stocks, bonds, mortgage loans and real estate of entities unrelated to CNL.

  Employees who have attained age 21 and completed one year of service have a defined contribution employee benefit plan and a group insurance trust plan. The defined contribution plan participants may contribute from 1% to 15% of their total compensation subject to an annual maximum. The plan also provides for CNL to match 50% of participants contributions up to the annual Internal Revenue Service limit. In addition, CNL makes a 3.5% profit sharing contribution to the plan at the discretion of CNL' Board of Directors. CNL's contributions charged to operations for these plans were $455,000 in 1994 and $508,000 in 1993.

  11.   Related Party Transactions

  The Company participates in a marketing and management agreement with its parent, GFC, which is described in Note 1. During 1994 and 1993 fees of approximately $7.9 million and $8.3 million, respectively, were charged by GFC to the Company. Amounts due from (to) GFC at December 31, 1994 and 1993 were approximately $235,000 and $(302,000), respectively, which are normally settled in subsequent periods.

  Empire Life provided investment management and advisory services to the Company. Charges for these services amounted to approximately $220,000 in 1994 and 1993.

  12.   Subsequent Events

  As discussed in Note 1, on January 31, 1995, GFC sold all of the outstanding common shares of the Company to PFS. In connection with the sale, the Company assumed responsibility for certain costs of GFC's employee severance and pension plan approximating $2,500,000 and certain operating lease obligations. Minimum future rental commitments in connection with these noncancelable operating leases are $752,000 for 1995 and $24,000 for 1996. In addition, GFC will transfer to PFS title to its office equipment, furniture, fixtures, and software licenses.